Fifth Third Bank Auto Receivables Trust 1996-B             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Oct-97            31-Oct-97
Distribution Date:    17-Nov-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $11,243,942.66     $29.29300784
          Class B Certificate Amount     $846,318.27     $29.29247785

(ii)  Interest Distribution
          Class A Certificate Amount   $1,144,510.92      $2.98170921
          Class B Certificate Amount      $89,487.89      $3.09732417

(iii)  Servicing Fee                     $190,799.96      $0.46228098

(iv)  Class A Certificate Balance
         (after principal distributions)              $201,688,321.32
        Class A Pool Factor
         (after principal distributions)                    0.5254436
        Class B Certificate Balance
         (after principal distributions)               $15,181,364.31
        Class B Pool Factor
         (after principal distributions)                    0.5254522

(v)  Total Pool Balance
         (end of Collection Period)                   $216,869,685.64

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $376,175.60    $4,026,207.19
         Liquidation Proceeds            $104,484.83    $1,469,019.27
         Aggregate Net Losses            $271,690.77    $2,557,187.92

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $10,843,484.28

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $10,843,484.28